Exhibit 5.1

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

CTW

c/o International Corporation Services Ltd

Harbour Place, North Wing

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KY1-1106

Cayman Islands

23 October 2026

Dear Sirs

CTW

We have acted as Cayman Islands legal advisers to CTW (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), connected with (i) the offering by the Company of up to a maximum aggregate offering price of US$100,000,000 of securities which may include Class A ordinary shares, par value US$0.0001 per share (“Shares”), debt securities (“Debt Securities”), subscription rights (“Subscription Rights”), warrants (“Warrants”) and units (“Units” and, together with the Debt Securities, the Subscription Rights and the Warrants, the “Non-Equity Securities” and together with the Shares, the “Securities”) or any combination of the Securities, including up to US$2,000,000 of Shares that may be issued and sold under an at-the-market sales agreement between the Company and A.G.P./Alliance Global Partners; and (ii) the offer and resale from time to time by CTW (BVI) LTD (the “Selling Shareholder”) of up to 10,000,000 Class A ordinary shares, including Class A ordinary shares issuable upon conversion of Class B ordinary shares, par value US$0.0001 per share, held by the Selling Shareholder (the “Selling Shareholder Shares”)

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

We are furnishing this opinion letter as Exhibits 5.1, 8.1 and 23.3 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Good Standing and the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

We also assume that all necessary corporate action will be taken to authorise and approve any allotment and issuance of the Securities, the terms of the offering thereof and related matters, and that the agreements for Securities, the applicable definitive purchase, underwriting, sales or other similar agreement(s), and any applicable supplements to the prospectus contained in the Registration Statement (the “Prospectus”) (each, a “Prospectus Supplement”), will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, no invitation has been or will be made by or on behalf of the Company to the public in Cayman Islands to subscribe for any of the Shares, and there is nothing under any law (other than the laws of Cayman Islands) would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	the authorized share capital of the Company is US$50,000 divided into 500,000,000 shares of par value US$0.0001 each, comprising 200,000,000 Class A Ordinary Shares, 20,000,000 Class B Ordinary Shares, and 280,000,000 shares of such class or classes (however designated) as the board of directors may determine in accordance with the M&A;

3.3	upon the due issuance of the Shares, and payment of the consideration therefor as contemplated in the relevant agreement for Securities, the Registration Statement, the Prospectus, any amendment thereto and any Prospectus Supplement, the Resolutions and when duly registered in the Company’s register of members (shareholders), such Shares will be duly authorized, validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);

3.4	based on the Register of Members and the Resolutions, the Selling Shareholder Shares are validly issued and are fully paid and non-assessable, and any Class A ordinary shares issued upon conversion of Class B ordinary shares held by the Selling Shareholder in accordance with the M&A will be duly authorized, validly issued, fully paid and non-assessable;

3.5	upon the due execution, delivery and issuance of any Non-Equity Securities by the Company and payment of the consideration therefor as contemplated in the relevant agreements for Non-Equity Securities, the Registration Statement, the Prospectus, any amendment thereto and any Prospectus Supplement, such Non-Equity Securities will be duly authorized and executed, validly issued, duly delivered and constitute valid and binding obligations of the Company in accordance with the terms thereof; and

3.6	The statements under the caption “Taxation” in the Prospectus and the Prospectus Supplement forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liability”, “Taxation” and “Legal Matters” and elsewhere in the Prospectus and any Prospectus Supplement included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga
TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation of the Company dated 15 November 2024 and the Certificate of Incorporation on Change of Name dated 8 May 2026;

2	the register of directors of the Company dated 20 October 2025;

3	the register of members of the Company as provided to us on 22 October 2026 (the “Register of Members”);

4	the Second Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution passed on 7 May 2026 and effective on the same date (the “M&A”);

5	the certificate of good standing of the Company dated 22 October 2026 issued by the Registry of Companies, Cayman Islands (the “Certificate of Good Standing”);

6	the written resolutions of the board of directors of the Company dated 15 May 2025 and 17 September 2026 (the “Resolutions”);

7	a certificate from a Director of the Company addressed to Travers Thorp Alberga, a copy of which is attached hereto (the “Director’s Certificate”); and

8	the Registration Statement.

CTW

c/o International Corporation Services Ltd

Harbour Place, North Wing

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KY1-1106

Cayman Islands

October 23, 2026

To:	Travers Thorp Alberga
3605-6 Two Lippo Centre
89 Queensway
Admiralty, Hong Kong

Dear Sirs

CTW (the “Company”)

I, Ryuichi Sasaki, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The M&A remain in full force and effect and are unamended.

2	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from entering into and performing its obligations under any relevant agreement for Securities.

3	There is nothing contained in the minute book or the corporate records of the Company (which we have not inspected other than the documents listed in Schedule 1 to the opinion) which would or might affect the opinions.

4	The resolutions set out in the Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

5	To the best of my knowledge and belief, having made the due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally (Attn.: Mr. Richard Thorp) to the contrary.

Signature:	/s/ Ryuichi Sasaki
	Name:	Ryuichi Sasaki
Director

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